                                                                   Exhibit 10.61

                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT

                  This Amendment No. 1 (the "Amendment") to the Employment Agreement (the "Agreement") by and between United States Can Company, a Delaware corporation (the "Company") and Frank J. Galvin, an employee of the Company (the "Employee"), is made and entered into as of the 17th day of November, 1997, by and between the Company and the Employee.

                              W I T N E S S E T H:

                  WHEREAS, the Employee has previously entered into the Agreement under the terms and conditions set forth therein;

                  WHEREAS, the Company wishes to amend the Agreement to offer certain supplemental retirement medical benefits for Management Executive Committee members who have attained the age of 55 years or older and who retire or whose employment is terminated.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  3.       Plan Benefits.

                           a. Eligibility. The Employee shall be eligible to receive the benefits described in the section entitled "Modified Benefits for Certain Former Employees" (the "Plan") under the United States Can Company Health, Life and Disability Benefits Plan, as amended (a) if the Employee is a member of the Company's Management Executive Committee and (b) if after the attainment of age 55 years or older, the Employee's employment is terminated, for any reason, including retirement, other than a termination by the Company for cause (as specified in the Employee's employment agreement). A copy of the Plan is attached as Exhibit A hereto.

                           b. Effectiveness of Plan. The Employee's coverage under the Plan shall become effective on the date the Employee's active employee coverage ends; provided, however the Employee meets the requirements of
                           Section 1(a) above and does not violate the covenant set forth in Section 1(c) hereinafter.

                           c.       Conditions.

                                          (i) Non-Compete. As a condition of
                                    participation in the Plan, the Employee
                                    agrees that he will not directly or
                                    indirectly (whether through a partnership of which the Employee is a partner or through any other individual or entity in which the Employee has a any interest, legal or equitable), (a) engage in any business competitive with the business of the Company; or (b) solicit or otherwise engage with any customers or clients of the Company in any transactions which are in direct competition with the Company; in each case in the United States of America or any country where the Company or its subsidiaries or affiliates are doing business with respect to the Company's products and services, and in each case, excluding passive investment interests of less than two percent (2%) in corporations whose stock is registered under the Securities Exchange Act of 1934, as amended.

                                         (ii) Equitable Relief. The Employee
                                    understands that a breach by him of this
                                    Section 1(c) may cause substantial injury to the Company, which may be irreparable or in amounts difficult or impossible to ascertain, or both and that in the event the Employee breaches this Section 1(c), the Company shall have, in addition to all other remedies available in the event of a breach of this Amendment, the right to injunctive or other equitable relief. Further, the Employee acknowledges and agrees that the restrictions set forth herein are necessary to protect the Company's legitimate interests and are reasonable in scope, area and time, and that if, despite this acknowledgement and agreement, at the time of enforcement of this Amendment, a court of competent jurisdiction shall hold that the period or scope of such provision is unreasonable under the circumstances then existing, the maximum reasonable period or scope under such circumstances shall be substituted for the period or scope stated in such provision.

                                        (iii) Termination of Benefits. Should
                                    the Employee breach this Section 1(c), all benefits provided under the Plan for the Employee (and his spouse, if applicable) shall cease, and the Company shall be entitled to pursue all other available legal or equitable remedies.

         2. Provisions of the Plan. The following is a list of certain provisions and benefits of the Plan. The information concerning the foregoing in this Amendment is qualified in its entirety by the Plan document, the text of which shall at all times be controlling.

                                  (a) Coverage. If the Employee meets the
                           requirements of Section 1 above, he may elect to continue to receive all medical and home pharmacy coverage under the Plan, for him and his spouse, (if he has been married to such spouse for at least the one-year period prior to such termination of employment and if such spouse is covered under the Plan at the time of such termination of employment and is not entitled to Medicare). Coverage for the former Employee shall end on the date he becomes entitled to benefits under Medicare. Coverage for the former Employee's spouse shall end on the date such spouse becomes entitled to benefits under Medicare or, if earlier, on the date such person ceases to be the former Employee's spouse on account of divorce.

                                  (b) Deductible. There shall be a yearly
                           deductible of $500 per covered individual.

                                  (c) Employee Cost. The Employee's cost to
                           participate in the Plan is $75 per month. In the event coverage of the former Employee terminates on account of his becoming entitled to Medicare, or in the event of his death, the monthly premium for coverage of his spouse (or surviving spouse, as the case may be) thereafter, if such spouse (or surviving spouse) is otherwise then entitled to coverage, shall continue to be $75.

                                  (d) Exclusions. The Plan DOES NOT include
                           dental, vision, disability or life insurance benefits.

         3. Tax Implications. The Employee understands that a portion of the benefits received under the Plan will be considered taxable income under Section 105(h) of the Internal Revenue Code of 1986, as amended, and Treasury

         Regulation Section 1.105-11(d)(3)(iii), as amended. The Company shall annually notify the Employee electing such coverage (or the spouse or surviving spouse of such a former Employee, where such former Employee no longer has coverage under the Plan and where such spouse continues to have such coverage) of the amount of benefits paid on behalf of such former Employee and/or his spouse or surviving spouse which are considered taxable income.

         4. Governing Terms. The Agreement is amended only to the extent set forth herein and to the extent that there are any conflicts between this Amendment and the Agreement, the terms of this Amendment shall govern. All other terms, conditions and provisions of the Agreement shall remain in full force and effect. This Amendment may not be changed without the written consent of the parties hereto.

         5. Governing Law. This Amendment shall be interpreted and enforced in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine, and the Employee hereby consents to personal jurisdiction in Illinois.

         6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same.

         7. Headings. The section headings of this Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Amendment.

         8. Assignment. The rights and obligations of the Company under this Amendment shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         9. Waiver. The failure to enforce any of the provisions of this Amendment shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Amendment, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


UNITED STATES CAN COMPANY

-------------------------------------------

By:   /s/ William J. Smith
   ----------------------------------------

Its:  President and Chief Executive Officer
     --------------------------------------


EMPLOYEE


  /s/ Frank J. Galvin
-------------------------------------------
Frank J. Galvin